Monopar Announces Issuance of Patent Covering Composition of Matter for MNPR-101 in Canada

WILMETTE, Ill., February 9, 2021 – Monopar Therapeutics Inc. (Nasdaq: MNPR), a clinical-stage biopharmaceutical company primarily focused on developing proprietary therapeutics designed to extend life and improve the quality of life for cancer patients, today announced the issuance of a patent covering composition of matter for MNPR-101 in Canada, adding to its existing protection in key markets around the world including the US, Europe and Japan.

“This is an important advancement in our efforts to broaden our global patent estate for MNPR-101,” said Chandler Robinson, MD, Chief Executive Officer of Monopar. “MNPR-101 is a novel, first-in-class humanized monoclonal antibody to the urokinase Plasminogen Activator Receptor (uPAR). uPAR is a well credentialed target that appears to be overexpressed in certain aberrantly activated cells, but does not appear much, if at all, in healthy tissue.”

In June 2020, Monopar entered into a collaboration with NorthStar Medical Radioisotopes, LLC to utilize MNPR-101 to create a radio-immuno-therapeutic (RIT) to potentially treat severe COVID-19 by targeting and eradicating the aberrantly activated immune cells causing cytokine storm. uPAR targeting by MNPR-101 has wide potential in treating other diseases as well, including cancers, as uPAR is over-expressed in multiple cancer types such as pancreatic and ovarian.

“We are excited about the approval of this composition of matter patent in Canada as it further enables us to explore the potential of MNPR-101 on a global scale,” said Andrew Mazar, PhD, Chief Scientific Officer of Monopar.

About Monopar Therapeutics Inc.
Monopar Therapeutics is a clinical-stage biopharmaceutical company primarily focused on developing proprietary therapeutics designed to extend life or improve the quality of life for cancer patients. Monopar's pipeline consists of Validive® for the prevention of chemoradiotherapy-induced severe oral mucositis in oropharyngeal cancer patients; camsirubicin for the treatment of advanced soft tissue sarcoma; and a late-stage preclinical antibody, MNPR-101, for advanced cancers and severe COVID-19. For more information, visit: www.monopartx.com.

Forward-Looking Statements
Statements contained in this press release regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Examples of these forward-looking statements include statements concerning: whether Monopar’s composition of matter patents (including in Canada) provide protection in key markets around the world; whether Monopar’s collaboration with NorthStar Medical Radioisotopes, LLC utilizing MNPR-101 to create a radio-immuno-therapeutic (RIT) will result in a treatment for severe COVID-19 by targeting and eradicating the aberrantly activated immune cells causing cytokine storm; and whether MNPR-101 has wide potential in treating other diseases including cancers such as pancreatic and ovarian. The forward-looking statements involve risks and uncertainties including, but not limited to: Monopar’s composition of matter patents (including in Canada) not providing protection in key markets around the world; Monopar and NorthStar are unable to develop a RIT to treat severe COVID-19; further development of MNPR-101 does not result in a treatment for cancers; the requirement for Monopar to raise additional capital to complete clinical development of MNPR-101 or a RIT, if at all; the potential for commercialization and uncertainties about levels of demand if and when a treatment is available for commercialization; and the significant and general risks and uncertainties surrounding the research, development, regulatory approval and commercialization of therapeutics. Actual results may differ materially from those expressed or implied by such forward-looking statements. Risks are described more fully in Monopar's filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Monopar undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made. Any forward-looking statements contained in this press release represent Monopar’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date.

CONTACT:

Monopar Therapeutics Inc.:
Investor Relations:
Kim R. Tsuchimoto
Chief Financial Officer
kimtsu@monopartx.com

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